Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191740) of Springleaf Holdings, Inc. of our report dated April 30, 2014 relating to the financial statement schedule listed in Item 15(a)(2), which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 30, 2014